Exhibit 99(a)(1)
[FIRST UNION LOGO]


Tuesday                                          Media Contact:
May 15, 2001                                Ginny Mackin 704-383-3715
                                            Mary Eshet   704-383-7777

                                                 Investor Contact:
                                            Alice Lehman 704-374-4139


FIRST UNION'S DEAL MOST COMPELLING FOR SHAREHOLDERS
FOR LONG TERM

CHARLOTTE, N.C. -- First Union [NYSE: FTU] today reiterated its resolute commitment to pursue a merger of equals with Wachovia Corporation. The companies announced on April 16, 2001, their intention to create the nation's fourth largest financial institution. First Union reconfirmed that the terms of the transaction will remain at 2 First Union shares for each Wachovia [NYSE: WB] share, with a special $0.48 per share dividend to Wachovia shareholders.

"After reviewing SunTrust's [NYSE: STI] unsolicited proposal, we remain firmly convinced that our proposed merger is clearly superior for Wachovia's shareholders," said Ken Thompson, First Union chairman and CEO.

He noted the scale of the merged company's businesses in conjunction with the significant geographic overlap in retail banking provide unparalleled opportunities to generate cost savings in a customer-friendly manner.

Based on Monday's closing stock prices, SunTrust's hostile offer represents merely a 5% premium to First Union's merger agreement with Wachovia, Thompson said. "This modest premium would not even begin to compensate Wachovia's shareholders for the tremendous integration risk that arises in the unsolicited SunTrust proposal," he added.

Despite significant industry consolidation over the past decade, according to Thompson, there have been no successful hostile acquisitions of large U.S. banks. "Hostile bids in the banking industry have a terrible track record, and are clearly disruptive to shareholders, employees and customers," said Thompson.

First Union believes its merger of equals transaction is clearly superior to SunTrust's unsolicited offer on several critical dimensions:

o Creates significantly greater earnings per share (EPS) accretion to Wachovia shareholders;
o Delivers a substantially higher internal rate of return to Wachovia shareholders; and

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o Provides Wachovia shareholders greater cost synergies with much lower integration risk.

First Union made additional key points supporting the First Union/Wachovia merger, including:

o Cumulative dividend payments to Wachovia shareholders through 2004 will be identical on a present value basis under each proposal; and
o Significantly greater excess capital is generated from First Union's agreement, with one-time costs related to SunTrust's proposal (after-tax restructuring charge, option payment, dividend increase) offsetting any potential for net capital creation from cost savings for more than 10 years.


Additionally, Thompson noted that for First Union shareholders, the merger of equals with Wachovia significantly enhances shareholder value through substantial earnings per share accretion and an internal rate of return in excess of 20 percent. For SunTrust shareholders, their hostile proposal for Wachovia dilutes new GAAP earnings per share in each of the next three years and provides a significantly lower return on investment (13%+) to SunTrust's shareholders.

First Union (NYSE:FTU), with $253 billion in assets and stockholders' equity of $16 billion at March 31, 2001, is a leading provider of financial services to 15 million retail and corporate customers throughout the East Coast and the nation. The company operates full-service banking offices in 11 East Coast states and Washington, D.C., and full-service brokerage offices in 47 states and internationally. Online banking products and services can be accessed through www.firstunion.com.

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                           First Union/Wachovia Merger
            Significantly More Compelling Financially to Shareholders

Differential in Current Proposals:
(based on closing price as of May 14, 2001)   FTU/WB               STI
                                              Merger of Equals     Hostile Offer
                                             ------------------- --------------
Per WB Share                                  $61.64(a)            $64.86
Offer Value Differential                                             4.96%

o Significantly greater EPS accretion for WB shareholders:
                                                             Advantage
                     FTU/WB                 STI             to First Union
                   Merger of Equals(b)   Hostile Offer(c)     Proposal
                  -------------------   ---------------    -------------
Impact to WB EPS
  New GAAP (d)
      2002              9%                   (9)%               18%
      2003             13                    (3)                16
      2004             17                     3                 14

  Cash EPS 2004        20%                    9%                11%

o Substantially higher internal rate of return:
IRR to WB shareholders 21%+(b)             15%-17% (e)         4%-6%

o Capacity to provide identical dividend payments with a substantially lower payout ratio:

Cumulative Dividend Payments
    To WB Shareholders
    Through 2004(f)  $6.82                 $6.82              $0.00

o Substantial accretion to First Union shareholders relative to STI shareholders:
         New GAAP EPS Impact            Cash EPS Impact
    ---------------------------   ---------------------------
      FTU(b)         STI(c, d)      FTU(b)           STI(c)
    --------        -----------    --------         ---------
2002    0%             (10)%          4%               0%
2003    3%              (4)%          5%               3%
2004    5%              (2)%          7%               6%

(a)  Includes special one-time dividend of $0.48 per Wachovia share.
(b)  First Union investor presentation on April 16, 2001.
(c) SunTrust presentation on May 14, 2001, assuming a $780 million option payment.
(d) Assumes core deposit intangible amortization of $273 million, $232 million and $191 million, respectively, in 2002, 2003 and 2004.
(e) Based on recalculation of SunTrust data included in May 14, 2001, presentation, adjusting announced IRR to SunTrust's shareholders by initial premium offered.
(f) Assumes FTU/WB projected dividend payout ratio of 34% in 2002, 2003 and 2004. Assumes STI/WB projected dividend payout ratio of 40% in 2003 and 2004. Dividend streams present valued at a 13% discount rate.

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First Union's Deal Most Compelling/Page 4

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the merger between First Union Corporation and Wachovia Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to First Union's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of First Union's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of First Union and Wachovia will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of First Union's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause First Union's results to differ materially from those described in the forward-looking statements can be found in First Union's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Union or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. First Union does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information
The proposed transaction will be submitted to First Union's and Wachovia's stockholders for their consideration, and, on April 26, 2001, First Union filed a registration statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus of First Union and Wachovia and other relevant documents concerning the proposed transaction. Stockholders are urged to read the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about First Union and Wachovia, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782), or to Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (888-492-6397).


                                   -- more --
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First Union's Deal Most Compelling/Page 5

First Union and Wachovia, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Union and Wachovia in connection with the merger. Information about the directors and executive officers of First Union and their ownership of First Union common stock is set forth in First Union's proxy statement on Schedule 14A, as filed with the SEC on March 13, 2001. Information about the directors and executive officers of Wachovia and their ownership of Wachovia common stock is set forth in Wachovia's proxy statement on Schedule 14A, as filed with the SEC on March 19, 2001. Additional information regarding the interests of those participants may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.